Exhibit 99.1

Metalico, Inc.

FOR IMMEDIATE RELEASE
METALICO TO DISCUSS 1Q RESULTS
ON MAY 3 CONFERENCE CALL

CRANFORD, NJ, April 24, 2012 – Metalico, Inc. (NYSE Amex: MEA) a scrap metal recycler and lead products fabricator, will host a conference call on Thursday, May 3, 2012 at 10:00 a.m. Eastern time to discuss its earnings results for the quarter ended March 31, 2012 and to provide an update on business developments. The Company is scheduled to release its results earlier that day.

The conference call can be accessed by dialing (888) 895-5271 (toll free) or (847) 619-6547 (toll call), Conference Confirmation Number 32331623. Callers should identify the Metalico First Quarter results call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available after the call. An audio replay of the call will also be available at (888) 843-7419 (toll free) or (630) 652-3042 (toll call) for the first week after the call’s conclusion. Callers will be required to enter the Conference Confirmation Number to access the recording.

Metalico, Inc. is a holding company with operations in three principal business segments: ferrous and non-ferrous scrap metal recycling, PGM and Minor Metals recycling, and fabrication of lead-based products. The Company operates twenty-six recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE Amex under the symbol MEA.

This announcement and the May 3 conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact: Metalico, Inc.

Carlos E. Agüero, President and Chief Executive Officer

Michael J. Drury, Executive Vice President

info@metalico.com

186 North Avenue East

Cranford, NJ 07016

(908) 497-9610
FAX: (908) 497-1097
www.metalico.com

# # #